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                                                                    EXHIBIT 10.3

                               FINANCIAL COVENANTS

                                ADDENDUM NO. 001

                          TO MASTER SECURITY AGREEMENT

                          DATED AS OF DECEMBER 22, 2004

THIS ADDENDUM NO. 001 (this "ADDENDUM NO. 001") is made as of the 22 day of December 2004, amends and supplements the above referenced agreement (the "AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors and assigns, if any, "SECURED PARTY") and ALKERMES, INC. ("DEBTOR") and is hereby incorporated into the Agreement as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

The Agreement is hereby amended by adding the following:

      FINANCIAL COVENANTS.

      "(a) Debtor shall, at all times during the term of the Agreement, comply with the following:

      Maintain minimum Unrestricted Cash (as defined below) equal to the greater of (i) $50,000,000 or (ii) 6 months of Monthly Cash Burn (as defined below). Unrestricted Cash is defined as cash, cash equivalents and investments in marketable securities with maturities of less than 12 months, less any such cash, cash equivalents and investments in marketable securities pledged to other parties. Monthly Cash Burn is defined as the sum of net income (or loss) plus non-cash charges for the most recent 3 months ended divided by 3, minus current portions of long-term debt divided by 12. Long-term debt shall include all indebtedness for borrowed money, other than indebtedness of limited-purpose or special-purpose subsidiaries of Debtor which indebtedness is non-recourse to Debtor so long as the terms and conditions of the governing documents of each such subsidiary and the purchase and sale agreement between Debtor and each such subsidiary are satisfactory to Secured Party.

      All financial items in the preceding paragraph shall be derived in accordance with generally accepted accounting principles in the United States of America ("GAAP").

      If this covenant is violated, Debtor will (i) provide Secured Party within ten (10) business days of such occurrence a security deposit in an amount equal to 75% of Debtor's then obligations to Secured Party under the Agreement and
(ii) execute any documentation requested by Secured Party related to the security deposit."

       (b) COMPLIANCE REPORTS. Debtor's Authorized Representative shall certify periodically that Debtor is in compliance with the requirements of subsection
(a) above. Such notification and certification shall be provided within thirty
(30) days after the end of each fiscal

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month (the "COMPLIANCE DATE"), reflecting such information as of the end of such fiscal month. If Debtor fails timely to provide such notification and compliance certificates, within fifteen (15) days after the Compliance Date, such failure shall be deemed a default under the Agreement if not cured within two (2) business days after notice from Secured Party. The reports required under this section are in addition to and not a substitute for the reports required under the REPORTS Section of the Agreement.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Addendum No.00l is not binding or effective with respect to the Agreement until executed on behalf of Secured Party and Debtor by authorized representatives of Secured Party and Debtor.

 IN WITNESS WHEREOF, Debtor and Secured Party have caused this Addendum No. 001 to be executed by their duly authorized representatives as of the date first above written.

 SECURED PARTY:                                 DEBTOR:

 GENERAL ELECTRIC CAPITAL CORPORATION           ALKERMES, INC.

 By: /s/ John Edel                              By: /s/ James Frates
     -------------                                  ----------------
 Name: John Edel                                Name: James Frates

 Title: SVP                                     Title: VP

 ATTEST

 By:_______________________________________

 Name:_____________________________________